News Release

Date: May 5, 2016

American Homes 4 Rent Reports First Quarter 2016 Financial and Operating Results
AGOURA HILLS, California—American Homes 4 Rent (NYSE: AMH) (the “Company”), a leading provider of high quality single-family homes for rent, today announced its financial and operating results for the quarter ended March 31, 2016.
Highlights

•
On February 29, 2016, the Company completed its previously announced merger with American Residential Properties, Inc. ("ARPI") (see "Merger with American Residential Properties, Inc." later in this press release).

•
Core Funds from Operations attributable to common share and unit holders (as defined) for the first quarter of 2016 was $63.6 million, or $0.23 per FFO share and unit, compared to $41.9 million, or $0.16 per FFO share and unit, for the same period in 2015, which represents a 47.1% increase on a per share and unit basis.

•	Core Net Operating Income ("Core NOI") from Same-Home properties increased 4.9% year over year for the quarter ended March 31, 2016.

•	Maintained solid leasing performance with total and Same-Home portfolio leasing percentages of 95.9% and 96.9%, respectively, as of March 31, 2016.

•	Core NOI for the quarter ended March 31, 2016, was $106.2 million, a 38.9% increase from $76.5 million for the quarter ended March 31, 2015.

•	Total portfolio increased by 9,175 homes, including 8,936 homes acquired from ARPI, to 47,955 homes as of March 31, 2016, from 38,780 homes as of December 31, 2015.

•	During the first quarter of 2016, we repurchased and retired 4.9 million of our Class A common shares at a weighted-average price of $15.40 per share and a total price of $75.9 million.
"We are extremely pleased with our first quarter results, during which we made strong progress across our entire platform against our strategic and operational goals,” stated David Singelyn, American Homes 4 Rent’s Chief Executive Officer. “We achieved another quarter of strong leasing performance, with a Same-Home portfolio leasing percentage of 96.9%, and captured a further acceleration in year over year Same-Home quarterly Core NOI growth to 4.9%. In addition, we closed our acquisition of ARPI and increased our total portfolio sequentially by more than 23%, which we believe will provide us with unparalleled opportunities to capture sector leading efficiencies and operating margins. As we move through the remainder of 2016, we are well-positioned with a substantially stabilized portfolio to maintain strong operating growth and drive superior returns for our shareholders.”
First Quarter 2016 Financial Results
Total revenues increased 48.2% to $195.2 million for the first quarter of 2016 from $131.7 million for the first quarter of 2015. Revenue growth was primarily driven by continued strong leasing activity, as our total leased portfolio grew to 44,455 homes as of March 31, 2016, which includes 7,246 leased homes acquired from ARPI, compared to 31,183 homes as of March 31, 2015.
Core NOI from Same-Home properties increased 4.9% to $65.7 million for the first quarter of 2016, compared to $62.6 million for the first quarter of 2015. This increase was primarily due to higher average occupancy levels and rental rate growth.
Core NOI increased 38.9% to $106.2 million for the first quarter of 2016, compared to $76.5 million for the first quarter of 2015. This increase was primarily due to substantial growth in rental income resulting from a larger number of leased properties, including those acquired from ARPI.

Core Funds from Operations attributable to common share and unit holders ("Core FFO attributable to common share and unit holders") was $63.6 million, or $0.23 per FFO share and unit, for the first quarter of 2016, compared to $41.9 million, or $0.16 per FFO share and unit, for the first quarter of 2015.
Net loss attributable to common shareholders decreased to $4.4 million for the first quarter of 2016 from $17.8 million for the first quarter of 2015 primarily related to an $11.5 million gain on the conversion of Series E convertible units to Series D convertible units.
Core NOI, FFO attributable to common share and unit holders and Core FFO attributable to common share and unit holders are supplemental non-GAAP financial measures. Reconciliations to GAAP measures are provided in a schedule accompanying this press release.
Merger with American Residential Properties, Inc.
On February 29, 2016, the Company completed its previously announced merger with ARPI, in which ARPI merged with and into a wholly owned subsidiary of us in a stock-for-stock transaction, with our subsidiary continuing as the surviving entity (the "Merger"). Each holder of ARPI common stock received 1.135 of our Class A common shares for each share of ARPI common stock and each holder of limited partnership interests in ARPI's operating partnership received 1.135 Class A units of our operating partnership. We issued 36,546,170 Class A common shares and 1,343,843 Class A units in connection with the Merger, representing 12.7% of the total Class A common shares, Class B common shares and units of our operating partnership, collectively, as of the acquisition date.
Portfolio
As of March 31, 2016, the Company had 44,455 leased properties, an increase of 8,052 properties from December 31, 2015, which includes 7,246 leased properties acquired from ARPI. As of March 31, 2016, the leased percentage on Same-Home properties was 96.9%, compared to 95.3% as of December 31, 2015.
Investments
During the first quarter of 2016, the Company’s total portfolio grew by 9,175 homes, including 8,936 homes acquired from ARPI, to 47,955 homes as of March 31, 2016, compared to 38,780 homes as of December 31, 2015.
Capital Activities and Balance Sheet
During the first quarter of 2016, we repurchased and retired 4.9 million of our Class A common shares at a weighted-average price of $15.40 per share and a total price of $75.9 million. During April 2016, we repurchased and retired 1.3 million of our Class A common shares at a weighted-average price of $15.59 per share and a total price of $20.0 million.
As of March 31, 2016, the Company had total outstanding debt of $3.5 billion, excluding unamortized discounts on acquired debt, the value of exchangeable senior notes classified within equity and unamortized deferred loan costs, with a weighted-average interest rate of 3.65% and a weighted-average term to maturity of 12.4 years. The Company’s $800.0 million credit facility, which bears interest at 1-month LIBOR plus 275 basis points, had an outstanding balance of $438.0 million at the end of the quarter.

Additional Information
A copy of the Company’s First Quarter 2016 Supplemental Information Package and this press release are available on our website at www.americanhomes4rent.com. This information has also been furnished to the SEC in a current report on Form 8-K.
Conference Call
A conference call is scheduled on Friday, May 6, 2016, at 11:00 a.m. Eastern Time to discuss the Company’s financial results for the quarter ended March 31, 2016, and to provide an update on its business. The domestic dial-in number is (877) 705-6003 (for U.S. and Canada) and the international dial-in number is (201) 493-6725 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.americanhomes4rent.com, under “For Investors.” A replay of the conference call may be accessed through Friday, May 20, 2016, by calling (877) 870-5176 (U.S. and Canada) or (858) 384-5517 (international), replay passcode number 13635850#, or by using the link at www.americanhomes4rent.com, under “For Investors.”
About American Homes 4 Rent
American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high quality, good value and tenant satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, renovating, leasing, and operating attractive, single-family homes as rental properties. As of March 31, 2016, we owned 47,955 single-family properties in selected submarkets in 22 states.
Forward-Looking Statements
This press release contains “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our belief that we are well positioned to maintain strong operating growth and continue to drive superior shareholder returns. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company's management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and in the Company’s subsequent filings with the SEC.

Non-GAAP Financial Measures
This press release and the First Quarter 2016 Supplemental Information Package include FFO attributable to common share and unit holders, Core FFO attributable to common share and unit holders, Adjusted FFO attributable to common share and unit holders and Core NOI, which are non-GAAP financial measures. We believe these measures are helpful in understanding our financial performance and are widely used in the REIT industry. Because other REITs may not compute these financial measures in the same manner, they may not be comparable among REITs. In addition, these metrics are not substitutes for net income / (loss) or net cash flows from operating activities, as defined by GAAP, as measures of our liquidity, operating performance or ability to pay dividends. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in the First Quarter 2016 Supplemental Information Package.

American Homes 4 Rent
Condensed Consolidated Balance Sheets
(Amounts in thousands, except share data)

	March 31, 2016	December 31, 2015
	(Unaudited)
Assets
Single-family properties:
Land	$1,474,902	$1,229,017
Buildings and improvements	6,434,859	5,469,533
Single-family properties held for sale	123,575	7,432
	8,033,336	6,705,982
Less: accumulated depreciation	(472,147)	(416,044)
Single-family properties, net	7,561,189	6,289,938
Cash and cash equivalents	71,438	57,686
Restricted cash	132,082	111,282
Rent and other receivables, net	16,998	13,936
Escrow deposits, prepaid expenses and other assets	142,828	121,627
Deferred costs and other intangibles, net	26,854	10,429
Asset-backed securitization certificates	25,666	25,666
Goodwill	120,655	120,655
Total assets	$8,097,710	$6,751,219

Liabilities
Credit facility	$438,000	$—
Asset-backed securitizations, net	2,799,267	2,473,643
Exchangeable senior notes, net	105,618	—
Secured note payable	50,522	50,752
Accounts payable and accrued expenses	200,946	154,751
Amounts payable to affiliates	—	4,093
Contingently convertible Series E units liability	—	69,957
Preferred shares derivative liability	63,090	62,790
Total liabilities	3,657,443	2,815,986

Commitments and contingencies

Equity
Shareholders’ equity:
Class A common shares, $0.01 par value per share, 450,000,000 shares authorized, 238,919,417 and 207,235,510 shares issued and outstanding at March 31, 2016, and December 31, 2015, respectively	2,389	2,072
Class B common shares, $0.01 par value per share, 50,000,000 shares authorized, 635,075 shares issued and outstanding at March 31, 2016, and December 31, 2015	6	6
Preferred shares, $0.01 par value per share, 100,000,000 shares authorized, 17,060,000 shares issued and outstanding at March 31, 2016, and December 31, 2015	171	171
Additional paid-in capital	3,997,747	3,554,063
Accumulated deficit	(313,364)	(296,865)
Accumulated other comprehensive loss	(62)	(102)
Total shareholders’ equity	3,686,887	3,259,345

Noncontrolling interest	753,380	675,888
Total equity	4,440,267	3,935,233

Total liabilities and equity	$8,097,710	$6,751,219

American Homes 4 Rent
Condensed Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended March 31,
	2016	2015
Revenues:
Rents from single-family properties	$167,995	$120,680
Fees from single-family properties	2,197	1,331
Tenant charge-backs	21,016	8,372
Other	3,985	1,365
Total revenues	195,193	131,748

Expenses:
Property operating expenses	85,001	59,208
General and administrative expense	8,057	6,131
Interest expense	30,977	15,670
Noncash share-based compensation expense	870	696
Acquisition fees and costs expensed	5,653	5,908
Depreciation and amortization	69,517	53,664
Other	1,253	694
Total expenses	201,328	141,971

Gain on conversion of Series E units	11,463	—
Remeasurement of Series E units	—	1,838
Remeasurement of preferred shares	(300)	120

Net income (loss)	5,028	(8,265)

Noncontrolling interest	3,836	3,956
Dividends on preferred shares	5,569	5,569

Net loss attributable to common shareholders	$(4,377)	$(17,790)

Weighted-average shares outstanding—basic and diluted	219,157,870	211,481,727

Net loss attributable to common shareholders per share—basic and diluted	$(0.02)	$(0.08)

Non-GAAP Financial Measures
Funds from Operations attributable to common share and unit holders
The following is a reconciliation of net loss attributable to common shareholders to FFO attributable to common share and unit holders, Core FFO attributable to common share and unit holders and Adjusted FFO attributable to common share and unit holders for the three months ended March 31, 2016 and 2015 (amounts in thousands, except share and per share data):

	For the Three Months Ended March 31,
	2016	2015
	(Unaudited)	(Unaudited)
Net loss attributable to common shareholders	$(4,377)	$(17,790)
Adjustments:
Noncontrolling interests in the Operating Partnership	3,912	3,869
Net (gain) loss on sale / impairment of single-family properties	(60)	—
Depreciation and amortization of real estate assets	68,162	51,204
FFO attributable to common share and unit holders	$67,637	$37,283
Adjustments:
Acquisition fees and costs expensed	5,653	5,908
Noncash share-based compensation expense	870	696
Noncash interest expense related to acquired debt	576	—
Gain on conversion of Series E units	(11,463)	—
Remeasurement of Series E units	—	(1,838)
Remeasurement of preferred shares	300	(120)
Core FFO attributable to common share and unit holders	$63,573	$41,929
Recurring capital expenditures	(6,017)	(7,785)
Leasing costs	(1,929)	(2,410)
Adjusted FFO attributable to common share and unit holders	$55,627	$31,734

Weighted-average FFO shares and units (1)	273,898,215	265,758,371
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.25	$0.14
Core FFO attributable to common share and unit holders	$0.23	$0.16
Adjusted FFO attributable to common share and unit holders	$0.20	$0.12

(1)
Includes weighted-average common shares and operating partnership units outstanding, including Class A units, which totaled 26,177,307 for the first quarter of 2016 and 14,440,670 for the first quarter of 2015, Series C convertible units, which totaled 19,813,038 for the first quarter of 2016 and 31,085,974 for the first quarter of 2015, Series D convertible units, which totaled 5,913,462 for the first quarter of 2016 and 4,375,000 for the first quarter of 2015, and Series E convertible units, which totaled 2,836,538 for the first quarter of 2016 and 4,375,000 for the first quarter of 2015.

FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.
Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (2) noncash share-based compensation expense, (3) noncash interest expense related to acquired debt, (4) noncash gain or loss on conversion of convertible units and (5) noncash fair value adjustments associated with remeasuring our Series E convertible units liability and preferred shares derivative liability to fair value.
Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) recurring capital expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) actual leasing costs incurred during the period. As many of our homes are still recently acquired and / or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual capital expenditures per Same-Home property by (b) our total number of properties, excluding non-stabilized and held for sale properties.
We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many analysts in evaluating our Company. We believe that FFO attributable to common share and unit holders is a helpful measure of a REIT’s performance since this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation.
We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, are helpful to investors as supplemental measures of the operating performance of our Company as they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.
FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net cash flow provided by operating activities or net income (loss) per share, as determined in accordance with GAAP, as a measure of our liquidity, operating performance or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.
Reconciliation of Core NOI to Net Income (Loss)
Core NOI is a supplemental non-GAAP financial measure that we define as rents and fees from single-family properties, net of bad debt expense, less property operating expenses for single-family properties, excluding expenses reimbursed by tenant charge-backs and bad debt expense.
Core NOI also excludes (1) noncash fair value adjustments associated with remeasuring our Series E convertible units liability and preferred shares derivative liability to fair value, (2) noncash gain or loss on conversion of convertible units, (3) depreciation and amortization, (4) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (5) noncash share-based compensation expense, (6) interest expense, (7) general and administrative expense, (8) other expenses and (9) other revenues.
We consider Core NOI to be a meaningful financial measure because we believe it is helpful to investors in understanding the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs.
Core NOI should be considered only as a supplement to net income (loss) as a measure of our performance. Core NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Core NOI also should not be used as a substitute for net income (loss) or net cash flows from operating activities (as computed in accordance with GAAP).

The following is a reconciliation of net income (loss), determined in accordance with GAAP, to Core NOI for the three months ended March 31, 2016 and 2015 (amounts in thousands):

	For the Three Months Ended March 31,
	2016	2015
	(Unaudited)	(Unaudited)
Net income (loss)	$5,028	$(8,265)
Remeasurement of preferred shares	300	(120)
Remeasurement of Series E units	—	(1,838)
Gain on conversion of Series E units	(11,463)	—
Depreciation and amortization	69,517	53,664
Acquisition fees and costs expensed	5,653	5,908
Noncash share-based compensation expense	870	696
Interest expense	30,977	15,670
General and administrative expense	8,057	6,131
Property operating expenses for vacant single-family properties (1)	—	5,278
Other expenses	1,253	694
Other revenues	(3,985)	(1,365)
Tenant charge-backs	21,016	8,372
Expenses reimbursed by tenant charge-backs	(21,016)	(8,372)
Bad debt expense excluded from operating expenses	1,069	1,271
Bad debt expense included in revenues	(1,069)	(1,271)
Core net operating income	$106,207	$76,453

(1)	Beginning January 1, 2016, property operating expenses for vacant single-family properties has been included in property operating expenses in the condensed consolidated statements of operations.

Contact:
American Homes 4 Rent
Investor Relations
Phone: (855) 794-2447
Email: investors@ah4r.com